UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2006

STERIS Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-14643	34-1482024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05. Costs Associated with Exit or Disposal Activities.

On January 31, 2006, STERIS Corporation (the “Company”) filed a Current Report on Form 8-K (the “January Form 8-K”) pursuant to Item 2.05 regarding certain restructuring activities commenced with respect to the Company’s Erie, Pennsylvania manufacturing operations. The information contained under Item 2.05 of the January Form 8-K is incorporated herein by reference.

The Company now estimates that the cumulative pre-tax charge for the Erie manufacturing operations restructuring activities for the fourth quarter of fiscal 2006 will be approximately $23.1 million, only approximately $50,000 of which is cash. The Company’s restructuring costs for the fourth quarter of fiscal 2006 include approximately $9.0 million for accelerated retiree medical benefits, $2.3 million for pension benefits curtailment, $11.7 million for asset impairments and accelerated depreciation and $0.1 million for other shut-down expenses.

Additionally, the Company anticipates additional costs associated with the Erie manufacturing operations transfer of approximately $35.0 million to be incurred over the next several years, including $18.0 million of restructuring expenses. None of the components of these additional costs have been finalized, and actual total costs and the timing of the costs may vary from the estimated total of $35.0 million due to changes in the scope or assumptions underlying the plan.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the anticipated costs relating to the planned transfer of the Erie manufacturing operations. In particular, all of the costs in this Current Report are estimates and are therefore subject to change. These forward-looking statements give the Company’s current expectations or forecasts and are based upon management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to the following: the timing of the transfer of the manufacturing portion of the Erie manufacturing operations to Mexico; and amounts for non-cash expenses relating to asset write downs and accelerated recognition of pension and retiree medical benefits related to the transfer. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports on Form 10-Q, 8-K and 10-K submitted to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By:	/s/ Laurie Brlas
Laurie Brlas Senior Vice President and Chief Financial Officer

Date: June 7, 2006

3